Exhibit 99.77Q1

 Domini Funds Multi Class Supplement

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 72DD correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares $ 661
Domini Social Equity Fund - Class A Shares $ 10
Domini Social Equity Fund - Institutional Shares $ 192
Domini Social Equity Fund - Class R Shares $ 159

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 73A correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $ 0.0310
Domini Social Equity Fund - Class A Shares $ 0.0486
Domini Social Equity Fund - Institutional Shares $ 0.0486
Domini Social Equity Fund - Class R Shares $ 0.0478

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74U correctly, the correct answer is as follows (in 000's):

Domini Social Equity Fund - Investor Shares 18,411
Domini Social Equity Fund - Class A Shares 175
Domini Social Equity Fund - Institutional Shares 7,417
Domini Social Equity Fund - Class R Shares 1,578

Series 1 of this filing is unable to complete certain items because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 74V correctly, the correct answer is as follows:

Domini Social Equity Fund - Investor Shares $30.19
Domini Social Equity Fund - Class A Shares $9.84
Domini Social Equity Fund - Institutional Shares $18.89
Domini Social Equity Fund - Class R Shares $9.15